UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):  August 14, 2026

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number			IRS Employer Identification No.

1-11459	PPL Corporation			23-2758192
(Exact name of Registrant as specified in its charter)
Pennsylvania
645 Hamilton Street
	Allentown,	PA	18101
	(610)	774-5151

1-2893	Louisville Gas and Electric Company			61-0264150
(Exact name of Registrant as specified in its charter)
Kentucky
820 West Broadway
	Louisville,	KY	40202
	(502)	627-2000

1-3464	Kentucky Utilities Company			61-0247570
(Exact name of Registrant as specified in its charter)
Kentucky and Virginia
One Quality Street
	Lexington,	KY	40507-1462
	(502)	627-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol:	Name of each exchange on which registered
Common Stock of PPL Corporation	PPL	New York Stock Exchange

Junior Subordinated Notes of PPL Capital Funding, Inc.
2007 Series A due 2067	PPL/67	New York Stock Exchange

Corporate Units of PPL Corporation	PPLC	New York Stock Exchange

Indicate by a check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐	PPL Corporation
☐	Louisville Gas and Electric Company
☐	Kentucky Utilities Company

Section 8 - Other Events

Item 8.01 Other Events

On August 14, 2026, the Kentucky Public Service Commission ("KPSC") issued an order in the base rate proceedings of Louisville Gas and Electric Company ("LG&E") and Kentucky Utilities Company ("KU", and collectively with LG&E, the "Companies") relating to the Companies' requests for rehearing of the KPSC's February 2026 orders granting certain increases in the Companies' annual electricity and gas revenues and associated accounting and other matters.

The KPSC order approved certain elements of the Companies' rehearing requests, including matters relating to incorporating regulatory assets and liabilities in rate base calculations and recovery therein, utilizing updated cost estimates in a potential recovery cap in the Companies' Pilot Generation Recovery Clause mechanism, and allowing pre-2026 costs to be included in a regulatory asset relating to LG&E's stay-open costs regarding Mill Creek Unit 2.

The KPSC order denied other elements of the Companies' rehearing requests, including seeking reinstatement of certain other aspects of a prior October 2025 stipulation and recommendation of the Companies and certain intervenors in the rate increase proceedings.

The Companies currently estimate that the KPSC order represents increases of approximately $4 million in annual LG&E electricity and gas revenues and approximately $3 million in annual KU electricity revenues, above the increased amounts contained in the KPSC's February 2026 order. The revised rates are effective for services on and after the date of the order.

In connection with the KPSC order, PPL Corporation reaffirms its previously disclosed long-term earnings per share growth targets.

Cautionary Statement on Forward-Looking Statements

Statements in this report regarding future events and their timing, including statements as to future costs or expenses, regulation, corporate strategy and performance, are "forward-looking statements" within the meaning of the federal securities laws. Although PPL Corporation and the Companies believe that the expectations and assumptions reflected in these forward-looking statements are reasonable, these expectations, assumptions and statements are subject to a number of risks and uncertainties, and actual results may differ materially from the results discussed in the statements. The following are among the important factors that could cause actual results to differ materially from the forward-looking statements: subsequent phases of rate proceedings and regulatory cost recovery; market demand and prices for electricity and natural gas; political, regulatory or economic conditions in states and regions where the Companies conduct business; final negotiated terms and conditions in any prospective contracts and the progress of actual construction, purchase or installation of assets or operations. All forward-looking statements should be considered in light of these important factors and in conjunction with PPL Corporation's and the Companies' Form 10-K and other reports on file with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

LOUISVILLE GAS AND ELECTRIC COMPANY

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

KENTUCKY UTILITIES COMPANY

By:	/s/ Marlene C. Beers
Marlene C. Beers Vice President and Controller

Dated:  August 17, 2026